Exhibit 99.1

ALLERGAN REPORTS SECOND QUARTER 2011 OPERATING RESULTS

¡        Board of Directors Declares Second Quarter Dividend

(IRVINE, Calif., August 3, 2011)—Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended June 30, 2011. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.05 per share, payable on September 8, 2011 to stockholders of record on August 18, 2011.

Operating Results Attributable to Stockholders

For the quarter ended June 30, 2011:

•	Allergan reported $0.79 diluted earnings per share attributable to stockholders compared to $0.78 diluted earnings per share attributable to stockholders for the second quarter of 2010.

•

Allergan reported $0.96 non-GAAP diluted earnings per share attributable to stockholders compared to $0.85 non-GAAP diluted earnings per share attributable to stockholders for the second quarter of 2010, a 12.9 percent increase.

Product Sales

For the quarter ended June 30, 2011:

•

Allergan reported $1,400.4 million total product net sales. Total product net sales increased 13.7 percent compared to total product net sales in the second quarter of 2010. On a constant currency basis, total product net sales increased 9.6 percent compared to total product net sales in the second quarter of 2010.

•	Total specialty pharmaceuticals net sales increased 14.0 percent, or 10.1 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the second quarter of 2010.

•	Total medical devices net sales increased 12.2 percent, or 7.0 percent on a constant currency basis, compared to total medical devices net sales in the second quarter of 2010.

“During the second quarter, Allergan continued to deliver strong operating results,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “Sales growth was again based on a broad range of products and geographies, and continues to benefit from our product approvals in 2010.”

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Product and Pipeline Update

During the second quarter of 2011:

•

On May 4, 2011, Allergan and Molecular Partners AG announced that they entered into a license agreement for MP0112, a Phase II proprietary therapeutic DARPin® protein targeting VEGF under investigation for the treatment of retinal diseases. Under the agreement, Allergan obtained exclusive global rights for MP0112 for ophthalmic indications. The parties are working together to transition the program to Allergan during Phase IIb development and Allergan will be responsible for Phase III development and commercialization activities.

•

On May 26, 2011, MAP Pharmaceuticals, Inc. announced that it had submitted a New Drug Application (NDA) to the United States Food and Drug Administration (FDA) for Levadex® orally inhaled migraine drug for the potential acute treatment of migraine in adults. On January 31, 2011, Allergan and MAP Pharmaceuticals, Inc. announced a collaboration within the United States for Levadex®.

•

On June 17, 2011, Allergan announced that the French license committee of the Agence Française de Sécurité Sanitaire des Produits de Santé (AFSSAPS) granted a Positive Opinion for BOTOX® (botulinum toxin type A) as a treatment for urinary incontinence associated with neurogenic detrusor overactivity, not controlled with an anticholinergic treatment, in people with spinal cord injury or multiple sclerosis who are willing and able to use a catheter to empty their bladder. The Positive Opinion marks an important step in the regulatory process towards securing the final Marketing Authorization for this specific indication of BOTOX® in France.

•

On June 24, 2011, Allergan announced that the FDA approved a fully in vitro, cell-based assay for use in the stability and potency testing of BOTOX® (onabotulinumtoxinA) and BOTOX® Cosmetic. The newly approved assay will be implemented immediately for release of product for sale in the United States. Allergan estimates that use of the new assay will reduce the use of animal-based assay testing for BOTOX® and BOTOX® Cosmetic by up to 95 percent or more over the next three years, as other regulatory agencies around the world approve this new assay.

•

On June 28, 2011, the European Medicines Agency (EMA) extended the Marketing Authorization for OZURDEX® (dexamethasone 0.7mg intravitreal implant in applicator) in the 27 member states of the European Union to include the treatment of inflammation of the posterior segment of the eye presenting as non-infectious uveitis.

Following the end of the second quarter of 2011:

•

Effective July 1, 2011, Allergan established direct operations in South Africa, building upon its successful distribution agreement with Genop Healthcare (Genop) in the region for the past 13 years. Under the terms of the transaction, Allergan acquired the Allergan-related parts of Genop’s business and assumed responsibility for promotion, marketing and distribution of all its products in South Africa.

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•

On July 22, 2011, Allergan closed the merger of Vicept Therapeutics, Inc. (Vicept), a privately-held dermatology company, for an up-front payment of $75 million. Vicept’s lead investigational product, V-101, is a topical cream for the treatment of the erythema (redness) associated with rosacea. Allergan is also obligated to make additional payments of up to an aggregate of $200 million contingent upon achieving certain future development and regulatory milestones as well as additional payments contingent upon achieving certain sales milestones.

•

On July 27, 2011, the National Institute for Health and Clinical Excellence (NICE) issued final guidance recommending OZURDEX® (dexamethasone 0.7mg intravitreal implant in applicator) for the treatment of macular edema due to central retinal vein occlusion and also for branch retinal vein occlusion where laser photocoagulation is neither beneficial nor appropriate.

Outlook

For the full year of 2011, Allergan expects:

•	Total product net sales between $5,220 million and $5,370 million.

•	Total specialty pharmaceuticals net sales between $4,310 million and $4,440 million.

•	Total medical devices net sales between $910 million and $930 million.

•	ALPHAGAN® franchise product net sales between $400 million and $420 million.

•	LUMIGAN® franchise product net sales between $610 million and $630 million.

•	RESTASIS® product net sales between $680 million and $710 million.

•	BOTOX® product net sales between $1,550 million and $1,590 million.

•	LATISSE® product net sales at approximately $100 million.

•	Breast aesthetics product net sales between $350 million and $360 million.

•	Obesity intervention product net sales at approximately $200 million.

•	Facial aesthetics product net sales between $360 million and $370 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 14.5%.

•	Non-GAAP other revenue at approximately $70 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 40%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $20 million. This expectation excludes the amortization of certain acquired intangible assets associated with business combinations, asset purchases and product licenses.

•	Non-GAAP diluted earnings per share attributable to stockholders between $3.59 and $3.63.

•	Diluted shares outstanding at approximately 310 million.

•	Effective tax rate on non-GAAP earnings at approximately 28%.

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For the third quarter of 2011, Allergan expects:

•	Total product net sales between $1,265 million and $1,340 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.88 and $0.90.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenues, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP intangible asset impairment and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, regulatory approvals, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s Form 10-K for the fiscal year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 10,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including ophthalmology, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

Levadex® is a trademark owned by MAP Pharmaceuticals, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	June 30, 2011				June 30, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,400.4	$–		$1,400.4	$1,231.7	$–		$1,231.7
Other revenues	16.8	–		16.8	15.5	–		15.5

	1,417.2	–		1,417.2	1,247.2	–		1,247.2
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	195.3	–		195.3	191.3	–		191.3
Selling, general and administrative	566.7	(3.5	)(a)(b)(c)(d)(e)(f)	563.2	499.0	(4.5	)(n)(o)(p)	494.5
Research and development	257.4	(45.0	)(d)	212.4	187.6	–		187.6
Amortization of acquired intangible assets	31.2	(25.3	)(g)	5.9	37.3	(31.3	)(g)	6.0
Intangible asset impairment and related costs	3.3	(3.3	)(h)	–	–	–		–
Restructuring charges	0.1	(0.1	)(i)	–	0.1	(0.1	)(i)	–

Operating income	363.2	77.2		440.4	331.9	35.9		367.8

Non-operating income (expense)
Interest income	1.5	–		1.5	1.2	–		1.2
Interest expense	(15.2)	0.8	(j)	(14.4)	(13.9)	6.3	(j)	(7.6)
Other, net	(5.5)	(2.5	)(k)(l)	(8.0)	14.3	(8.9	)(q)	5.4

	(19.2)	(1.7)		(20.9)	1.6	(2.6)		(1.0)

Earnings before income taxes	344.0	75.5		419.5	333.5	33.3		366.8

Provision for income taxes	95.4	25.4	(m)	120.8	92.0	11.6	(r)	103.6

Net earnings	248.6	50.1		298.7	241.5	21.7		263.2

Net earnings attributable to noncontrolling interest	2.0	–		2.0	1.4	–		1.4

Net earnings attributable to Allergan, Inc.	$246.6	$50.1		$296.7	$240.1	$21.7		$261.8

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.81			$0.97	$0.79			$0.86

Diluted	$0.79			$0.96	$0.78			$0.85

Weighted average number of common shares outstanding:
Basic	304.6			304.6	303.3			303.3
Diluted	310.3			310.3	307.3			307.3

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	13.9%			13.9%	15.5%			15.5%
Selling, general and administrative	40.5%			40.2%	40.5%			40.1%
Research and development	18.4%			15.2%	15.2%			15.2%

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(a)	Expense from changes in fair value of contingent consideration of $2.3 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(b)	Transaction costs of $0.4 million associated with the purchase of a distributor’s business in South Africa related to Allergan’s products
(c)	External costs of $0.7 million for stockholder derivative litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in a company press release on September 1, 2010
(d)	Upfront licensing fee of $45.0 million included in research and development expenses associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(e)	Reversal of fixed asset impairment of $0.1 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary
(f)	Other miscellaneous transaction costs of $0.1 million
(g)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(h)

Additional costs of $3.3 million for the termination of a third-party agreement primarily related to the promotion of Sanctura XR® associated with the impairment of the Sanctura® assets in the third quarter of 2010

(i)	Net restructuring charges
(j)	Non-cash interest expense associated with amortization of convertible debt discount
(k)	Unrealized gain on the mark-to-market adjustment to derivative instruments of $2.1 million
(l)	Gain on sale of investments of $0.4 million
(m)	Total tax effect for non-GAAP pre-tax adjustments
(n)	External costs of $4.0 million associated with responding to the DOJ subpoena regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(o)	Transaction costs of $0.4 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(p)	Transaction costs of $0.1 million associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC.
(q)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(r)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $33.3 million	$(11.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	0.3

$(11.6)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended June 30, 2011 and June 30, 2010 and with respect to anticipated results for the third quarter and full year of 2011. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP intangible asset impairment and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

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Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Six months ended
In millions, except per share amounts	June 30, 2011				June 30, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$2,653.2	$–		$2,653.2	$2,337.5	$–		$2,337.5
Other revenues	35.2	–		35.2	64.4	(36.0	)(o)	28.4

	2,688.4	–		2,688.4	2,401.9	(36.0)		2,365.9
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	378.6	–		378.6	361.5	–		361.5
Selling, general and administrative	1,156.2	(59.0	)(a)(b)(c)(d)(e)(f)(g)	1,097.2	972.8	(10.0	)(p)(q)(r)(s)	962.8
Research and development	455.1	(45.0	)(d)	410.1	410.3	(43.0	)(s)	367.3
Amortization of acquired intangible assets	63.7	(51.9	)(h)	11.8	74.4	(62.7	)(h)	11.7
Intangible asset impairment and related costs	19.4	(19.4	)(e)(i)	–	–	–		–
Restructuring charges	4.7	(4.7	)(j)	–	0.7	(0.7	)(j)	–

Operating income	610.7	180.0		790.7	582.2	80.4		662.6

Non-operating income (expense)
Interest income	3.8	–		3.8	2.5	–		2.5
Interest expense	(39.9)	7.3	(k)	(32.6)	(30.5)	12.4	(k)	(18.1)
Other, net	(15.4)	3.9	(l)(m)	(11.5)	11.3	(8.2	)(t)	3.1

	(51.5)	11.2		(40.3)	(16.7)	4.2		(12.5)

Earnings before income taxes	559.2	191.2		750.4	565.5	84.6		650.1

Provision for income taxes	151.8	59.5	(n)	211.3	155.0	31.0	(u)	186.0

Net earnings	407.4	131.7		539.1	410.5	53.6		464.1

Net earnings attributable to noncontrolling interest	2.5	–		2.5	2.5	–		2.5

Net earnings attributable to Allergan, Inc.	$404.9	$131.7		$536.6	$408.0	$53.6		$461.6

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$1.33			$1.76	$1.34			$1.52

Diluted	$1.30			$1.73	$1.33			$1.50

Weighted average number of common shares outstanding:
Basic	304.6			304.6	303.4			303.4
Diluted	310.5			310.5	307.2			307.2

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.3%			14.3%	15.5%			15.5%
Selling, general and administrative	43.6%			41.4%	41.6%			41.2%
Research and development	17.2%			15.5%	17.6%			15.7%

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(a)	Expense from changes in fair value of contingent consideration of $2.3 million and integration and transaction costs of $0.2 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(b)	Transaction costs of $0.6 million associated with the purchase of a distributor’s business in South Africa related to Allergan’s products
(c)	External costs of $2.3 million for stockholder derivative litigation costs associated with the DOJ settlement announced in a company press release on September 1, 2010
(d)	Upfront licensing fee of $45.0 million included in research and development expenses associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(e)

Fixed asset impairment of $2.2 million and a gain of $9.4 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary included in selling, general and administrative expenses, and intangible asset impairment of $16.1 million resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System, a technology acquired by Allergan in the 2007 EndoArt SA acquisition

(f)	Other miscellaneous transaction costs of $0.1 million
(g)	Upfront payment of $60.0 million associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs of $0.6 million
(h)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(i)

Additional costs of $3.3 million for the termination of a third-party agreement primarily related to the promotion of Sanctura XR® associated with the impairment of the Sanctura® assets in the third quarter of 2010

(j)	Net restructuring charges
(k)	Non-cash interest expense associated with amortization of convertible debt discount
(l)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $4.8 million
(m)	Gain on sale of investments of $0.9 million
(n)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $191.2 million	$(61.4)
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	1.9

$(59.5)

(o)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(p)	External costs of $8.5 million associated with responding to the DOJ subpoena regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(q)	Transaction costs of $0.6 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(r)	Integration and transaction costs related to the acquisition of Serica Technologies, Inc. of $0.5 million
(s)	Upfront licensing fee of $43.0 million included in research and development expenses associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(t)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(u)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $84.6 million	$(30.3)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(0.7)

$(31.0)

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	June 30, 2011	December 31, 2010

Assets

Cash and equivalents	$1,856.5	$1,991.2
Short-term investments	299.8	749.1
Trade receivables, net	744.2	647.3
Inventories	242.4	229.4
Other current assets	449.7	376.7

Total current assets	3,592.6	3,993.7

Property, plant and equipment, net	795.1	800.6
Intangible assets, net	930.4	996.0
Goodwill	2,050.7	2,038.6
Other noncurrent assets	510.8	479.2

Total assets	$7,879.6	$8,308.1

Liabilities and equity

Notes payable	$76.1	$28.1
Convertible notes	–	642.5
Accounts payable	200.3	222.5
Other accrued expenses and income taxes	645.1	635.3

Total current liabilities	921.5	1,528.4

Long-term debt	1,510.3	1,534.2
Other liabilities	459.1	464.4

Equity:
Allergan, Inc. stockholders’ equity	4,963.9	4,757.7
Noncontrolling interest	24.8	23.4

Total equity	4,988.7	4,781.1

Total liabilities and equity	$7,879.6	$8,308.1

DSO	48	46

DOH	113	115

Cash and equivalents and short-term investments	$2,156.3	$2,740.3
Total notes payable, convertible notes and long-term debt	(1,586.4)	(2,204.8)

Cash and short-term investments, net of debt	$569.9	$535.5

Debt-to-capital percentage	24.1%	31.6%

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12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	June 30, 2011		June 30, 2010

Net earnings attributable to Allergan, Inc.	$246.6		$240.1

Non-GAAP pre-tax adjustments:
Expense from changes in fair value of contingent consideration and transaction costs associated with the purchase of a distributor’s business in Turkey	2.3		0.4
Transaction costs associated with the purchase of a distributor’s business in South Africa	0.4		–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	0.7		4.0
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	45.1		–
Reversal of fixed asset impairment from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary	(0.1)		–
Other miscellaneous transaction costs	0.1		–
Amortization of acquired intangible assets	25.3		31.3
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	3.3		–
Net restructuring charges	0.1		0.1
Non-cash interest expense associated with amortization of convertible debt discount	0.8		6.3
Unrealized gain on derivative instruments	(2.1)		(8.9)
Gain on sale of investments	(0.4)		–
Serenity transaction related costs	–		0.1

	322.1		273.4

Tax effect for above items	(25.4)		(11.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	–		0.3

Non-GAAP earnings attributable to Allergan, Inc.	$296.7		$261.8

Weighted average number of shares outstanding	304.6		303.3
Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.7		4.0

	310.3		307.3

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.79		$0.78

Non-GAAP earnings per share adjustments:
Expense from changes in fair value of contingent consideration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.01		–
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	0.09		–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	–		0.01
Amortization of acquired intangible assets	0.06		0.07
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	0.01		–
Non-cash interest expense associated with amortization of convertible debt discount	–		0.01
Unrealized gain on derivative instruments	–		(0.02)

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.96		$0.85

Year over year change		12.9%

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13-13-13

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Six months ended
	June 30, 2011	June 30, 2010

Net earnings attributable to Allergan, Inc.	$404.9	$408.0

Non-GAAP pre-tax adjustments:
Expense from changes in fair value of contingent consideration and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	2.5	0.6
Transaction costs associated with the purchase of a distributor’s business in South Africa related to Allergan’s products	0.6	–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	2.3	8.5
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	45.1	–
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	8.9	–
Other miscellaneous transaction costs	0.1	–
Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	60.6	–
Amortization of acquired intangible assets	51.9	62.7
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	3.3	–
Net restructuring charges	4.7	0.7
Non-cash interest expense associated with amortization of convertible debt discount	7.3	12.4
Unrealized loss (gain) on derivative instruments	4.8	(8.2)
Gain on sale of investments	(0.9)	–
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	–	(36.0)
Integration and transaction costs related to the acquisition of Serica Technologies, Inc.	–	0.5
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	–	43.4

	596.1	492.6

Tax effect for above items	(61.4)	(30.3)
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	1.9	(0.7)

Non-GAAP earnings attributable to Allergan, Inc.	$536.6	$461.6

Weighted average number of shares outstanding	304.6	303.4

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.4	3.8

Dilutive effect of assumed conversion of convertible notes outstanding	0.5	–

	310.5	307.2

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14-14-14

Diluted earnings per share attributable to Allergan, Inc. stockholders	$1.30		$1.33

Non-GAAP earnings per share adjustments:
Expense from changes in fair value of contingent consideration and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.01		–
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	0.09		–
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	0.03		–
Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	0.12		–
Amortization of acquired intangible assets	0.12		0.13
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	0.01		–
Net restructuring charges	0.02		–
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.02
Unrealized loss (gain) on derivative instruments	0.01		(0.02)
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	–		(0.07)
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	–		0.02
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	–		0.09
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	0.01		–

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$1.73		$1.50

Year over year change		15.3%

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15-15-15

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	June 30, 2011	June 30, 2010	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$657.6	$577.8	$79.8	$56.0	$23.8	13.8%	9.7%	4.1%
Botox/Neuromodulator	418.4	360.5	57.9	42.4	15.5	16.1%	11.8%	4.3%
Skin Care	65.3	59.3	6.0	5.7	0.3	10.1%	9.6%	0.5%
Urologics	14.0	15.6	(1.6)	(1.6)	–	(10.3)%	(10.3)%	–

Total Specialty Pharmaceuticals	1,155.3	1,013.2	142.1	102.5	39.6	14.0%	10.1%	3.9%

Breast Aesthetics	95.5	81.6	13.9	9.7	4.2	17.0%	11.9%	5.1%
Obesity Intervention	54.4	61.9	(7.5)	(9.5)	2.0	(12.1)%	(15.3)%	3.2%
Facial Aesthetics	95.2	75.0	20.2	15.0	5.2	26.9%	20.0%	6.9%

Total Medical Devices	245.1	218.5	26.6	15.2	11.4	12.2%	7.0%	5.2%

Product net sales	$1,400.4	$1,231.7	$168.7	$117.7	$51.0	13.7%	9.6%	4.1%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$108.5	$104.3	$4.2	$0.7	$3.5	4.1%	0.7%	3.4%
Lumigan Franchise	163.7	130.9	32.8	24.6	8.2	25.1%	18.8%	6.3%
Restasis	173.6	153.3	20.3	19.9	0.4	13.3%	13.0%	0.3%
Sanctura Franchise	14.0	15.6	(1.6)	(1.6)	–	(10.3)%	(10.3)%	–
Latisse	21.9	23.9	(2.0)	(2.2)	0.2	(8.1)%	(9.1)%	1.0%

Domestic	58.7%	63.6%
International	41.3%	36.4%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Six months ended
	June 30, 2011	June 30, 2010	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$1,249.5	$1,089.8	$159.7	$131.2	$28.5	14.7%	12.0%	2.7%
Botox/Neuromodulator	782.9	691.5	91.4	71.3	20.1	13.2%	10.3%	2.9%
Skin Care	124.0	109.9	14.1	13.7	0.4	12.8%	12.5%	0.3%
Urologics	27.3	29.3	(2.0)	(2.0)	–	(6.8)%	(6.8)%	–

Total Specialty Pharmaceuticals	2,183.7	1,920.5	263.2	214.2	49.0	13.7%	11.2%	2.5%

Breast Aesthetics	179.6	159.5	20.1	15.2	4.9	12.6%	9.5%	3.1%
Obesity Intervention	106.5	123.1	(16.6)	(19.3)	2.7	(13.5)%	(15.7)%	2.2%
Facial Aesthetics	183.4	134.4	49.0	42.9	6.1	36.5%	31.9%	4.6%

Total Medical Devices	469.5	417.0	52.5	38.8	13.7	12.6%	9.3%	3.3%

Product net sales	$2,653.2	$2,337.5	$315.7	$253.0	$62.7	13.5%	10.8%	2.7%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$208.7	$198.4	$10.3	$6.1	$4.2	5.2%	3.1%	2.1%
Lumigan Franchise	305.9	250.5	55.4	46.4	9.0	22.1%	18.5%	3.6%
Restasis	335.0	286.7	48.3	47.8	0.5	16.9%	16.7%	0.2%
Sanctura Franchise	27.3	29.3	(2.0)	(2.0)	–	(6.8)%	(6.8)%	–
Latisse	47.2	42.7	4.5	4.2	0.3	10.5%	9.7%	0.8%

Domestic	59.7%	63.1%
International	40.3%	36.9%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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16-16-16

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Third Quarter 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.83	$0.85

Amortization of acquired intangible assets	0.05	0.05

Non-GAAP diluted earnings per share expectations	$0.88	$0.90

	Full Year 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$3.06	$3.10

Expense from changes in fair value of contingent consideration and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.01	0.01
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	0.09	0.09
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	0.03	0.03
Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	0.12	0.12
Amortization of acquired intangible assets	0.22	0.22
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	0.01	0.01
Net restructuring charges	0.02	0.02
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01
Unrealized loss on derivative instruments	0.01	0.01
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	0.01	0.01

Non-GAAP diluted earnings per share expectations	$3.59	$3.63

(a)

GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges, stockholder derivative litigation costs related to the 2010 DOJ settlement and costs associated with the discontinued development of the Easyband™ Remote Adjustable Gastric Band System that may occur but that are not currently known or determinable.

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